Exhibit 23.2

FAX (303) 623-4258

621 SEVENTEENTH STREET SUITE 1550 DENVER, COLORADO 80293 TELEPHONE(303) 623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors

Synergy Resources Corporation

Platteville, Colorado

We hereby consent in this Registration Statement of Synergy Resources Corporation (the “Company”) on Form S-3 of references to our firm, in the context in which they appear, to our reserve estimates as of August 31, 2014. Reference is also made to Exhibit 99 included in the Registration Statement relating to the Company’s proven oil and gas reserves. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
January 27, 2015
Denver, Colorado